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Exhibit 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-02095) of Walter Industries, Inc. and its subsidiaries of our reports dated February 12, 2003 relating to the financial statements and financial statement schedules, which appear in this Form 10-K.

PricewaterhouseCoopers LLP
Tampa, Florida
February 12, 2003

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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS